[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE TECHNOLOGY FUND

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1998 THROUGH FEBRUARY 28, 1999
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group From                   02/28/99
Ticketmaster Online       12/02/98 66,300   0.00%    $14.00   121,700    7,000   1.74%    Nationsbanc            0
Xoom, Inc.                12/08/98 42,000   0.00%    $14.00   42,000     4,000   1.05%    Bear Stearns           0
Exchange Applications Inc 12/09/98 31,300   0.00%    $11.00   35,200     3,000   1.17%    BT Alex Brown          0
DoubleClick Inc.          12/10/98 362,000  0.00%    $34.44   373,000    2,500   14.92%   Goldman Sachs          623,000
Internet America, Inc.    12/10/98 18,500   0.00%    $13.00   19,200     2,300   0.83%    Hoak Securities        0
NVIDIA Corp.              01/21/99 8,600    0.00%    $12.00   16,600     3,500   0.47%    Morgan Stanley         0
Verticalnet               02/11/99 17,000   0.00%    $16.00   28,300     3,500   0.81%    Lehman Bros.           0
Serena Software           02/12/99 41,100   0.00%    $13.00   69,100     6,000   1.15%    Lewco Secs Agent       0
Webtrends                 02/19/99 9,000    0.00%    $13.00   25,400     3,500   0.73%    Dain Raucher           0
The Corp. Executive       02/22/99 62,800   0.00%    $19.00   159,300    8,187   1.95%    Salomon Smith Barney   75,300
PC Order.Com              02/25/99 15,500   0.00%    $21.00   25,300     2,200   1.15%    Goldman Sachs          15,500

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1999 THROUGH MARCH 31, 1999
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              03/31/99
Neon Systems              03/05/99 800      0.00%    $15.00   900        2,700   0.03%    Lewco Secs Agent       0
Lvillage Inc.             03/18/99 22,900   0.00%    $24.00   33,500     3,650   0.92%    Goldman Sachs          0
Cheap Tickets             03/19/99 14,200   0.00%    $15.00   22,100     3,500   0.63%    Dain Raucher           0
Autoweb.Com               03/22/99 29,000   0.00%    $14.00   54,000     5,000   1.08%    CS First Boston Corp.  0
Onemain.Com               03/25/99 35,900   0.00%    $22.00   56,600     8,500   0.67%    BT Alex Brown          0
Autobytel.Com             03/26/99 26,600   0.00%    $23.00   41,800     4,500   0.93%    BT Alex Brown          0
Ziff Davis Inc.           03/30/99 87,000   0.00%    $19.00   136,600    10,000  1.37%    Goldman Sachs          87,000

10f-3 TRANSACTIONS FOR THE PERIOD APRIL 1, 1999 THROUGH MAY 31, 1999
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              05/31/99
Mindspring                04/07/99 354,400  0.00%    $100.00  365,800    2,400   15.24%   Goldman Sachs          0
I Turf                    04/09/99 24,500   0.00%    $22.00   37,300     4,200   0.89%    BT Alex Brown          0
Worldgate Communications, 04/15/99 40,200   0.00%    $21.00   62,000     5,000   1.24%    Gerard Klauer Mattis   0
Proxicom                  04/20/99 33,200   0.00%    $13.00   52,400     4,500   1.16%    BT Alex Brown          0
Launch Media              04/23/99 18,400   0.00%    $22.00   29,000     3,400   0.85%    Lewco Secs Agent       0
Flycast Communications, In05/04/99 18,400   0.00%    $25.00   29,100     3,000   0.97%    BT Alex Brown          0
Careerbuilder Inc.        05/11/99 24,900   0.00%    $13.00   25,800     4,500   0.57%    CS First Boston        0
CAIS Internet Inc.        05/20/99 29,300   0.00%    $19.00   45,900     6,000   0.77%    First Union Capital    0
Juno Online Services      05/25/99 20,800   0.00%    $13.00   33,200     6,500   0.51%    Salomon Smith Barney   0
Starmedia Network Inc.    05/25/99 50,300   0.00%    $15.00   81,400     7,000   1.16%    Goldman Sachs          50,300

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.